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                  RAYMOND LEASING CORPORATION







                     SENIOR NOTE AGREEMENT






                   Dated as of March 1, 1987




                          Re:




      $20,000,000 8.75% Senior Notes due March 1, 1997








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

                    TABLE  OF  CONTENTS

                                                                    Page
                                                                    ----

SECTION      1.  PURCHASE AND SALE OF NOTES...................        1

           1.1.   Issue of Notes...............................       1
           1.2.   The Closings.................................       2
           1.3.   Failure to Deliver...........................       2
           1.4.   Expenses, Stamp Tax Indemnity................       2

SECTION      2.  WARRANTIES AND REPRESENTATIONS OF THE COMPANY        3

           2.1.   Subsidiaries, Affiliates, Operating Agreement
                  and Raymond Agreement........................       3
           2.2.   Corporate Organization and Authority.........       3
           2.3.   Business.....................................       4
           2.4.   Financial Statements.........................       4
           2.5.   Full Disclosure..............................       5
           2.6.   Pending Litigation...........................       5
           2.7.   Title to Properties..........................       5
           2.8.   Patents and Trademarks.......................       5
           2.9.   Sale is Legal and Authorized.................       5
          2.10.   No Defaults..................................       6
          2.11.   Governmental Consent.........................       6
          2.12.   Taxes........................................       6
          2.13.   Use of Proceeds..............................       7
          2.14.   Private Offering.............................       7
          2.15.   Compliance with Law..........................       7
          2.16.   Indebtedness.................................       7
          2.17.   Restrictions on Company and Raymond..........       8
          2.18.   Employee Retirement Income Security Act
                     of 1974...................................       8

SECTION       3.  REPRESENTATIONS OF PURCHASER.................       8
            3.1.   Purchase for Investment.....................       8
            3.2.   ERISA.......................................       9

SECTION      4.  CLOSING CONDITIONS............................       9
           4.1.   Opinions of Counsel..........................       9
           4.2.   Warranties and Representations True as of
                     Closing Date..............................       9
           4.3.   Compliance with this Agreement...............       9
           4.4.   Officers' Certificate........................       9
           4.5.   Legality.....................................      10
           4.6.   Proceedings Satisfactory.....................      10
           4.7.   Concurrent  Sale  to  Other  Purchasers......      10
           4.8.   Raymond Agreement............................      10

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

SECTION      5.   PURCHASER'S SPECIAL RIGHTS...................      10
           5.1.   Direct Payment...............................      10
           5.2.   Delivery Expenses............................      11

SECTION      6.   PREPAYMENTS..................................      11
           6.1.   Required Prepayments.........................      11
           6.2.   Optional Prepayments.........................      11
           6.3.   Notice of Optional Prepayment................      12
           6.4.   Partial Prepayment Pro Rata..................      13
           6.5.   Surrender of Notes on Prepayment.............      13

SECTION      7.   REGISTRATION: SUBSTITUTION  OF NOTES.........      13
           7.1.   Registration of Notes........................      13
           7.2.   Exchange of Notes............................      13
           7.3.   Replacement of Notes.........................      14

SECTION      8.   PRIORITY OF NOTES............................      14

SECTION      9.   COMPANY BUSINESS COVENANTS...................      14
           9.1.   Punctual Payment and Maintenance of Office...      14
           9.2.   Prompt Payment of Taxes and Indebtedness.....      15
           9.3.   Conduct of Business; Compliance with Laws....      15
           9.4.   Maintenance of Properties and Leases.........      15
           9.5.   Insurance....................................      16
           9.6.   Accounts and Reports.........................      16
           9.7.   Working Capital..............................      16
           9.8.   Minimum Net Worth............................      16
           9.9.   Restrictions on Indebtedness.................      16
          9.10.   Restrictions on Liens........................      17
          9.11.   Restrictions on Investments..................      18
          9.12.   Distributions................................      19
          9.13.   Restrictions on Ownership of Equipment.......      20
          9.14.   Guarantees...................................      20
          9.15.   Merger or Consolidation or Sales of Assets...      20
          9.16.   Restrictions on the Issue and Sale of
                     Capital Stock.............................      20
          9.17.   Restrictions on Rentals......................      20
          9.18.   Repurchase of Notes..........................      21
          9.19.   Transactions with Affiliates.................      21
          9.20.   Miscellaneous Information....................      21
          9.21.   Expenses.....................................      21
          9.22.   ERISA Compliance.............................      22
          9.23.   Partnerships.................................      22

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SECTION     10.   INFORMATION AND REPORTS TO BE FURNISHED BY
                      THE COMPANY...............................     22

SECTION     11.   DEFAULTS......................................     24
          11.1.   Events of Default.............................     24
          11.2.   Annulment of Defaults.........................     26
          11.3.   Notice of Default.............................     26
          11.4.   Waiver by Company.............................     27
          11.5.   Costs   and   Expenses........................     27
          11.6.   Course of Dealing.............................     27

SECTION     12.   AMENDMENTS, WAIVERS AND CONSENTS..............     27

SECTION     13.   DEFINITIONS...................................     28

SECTION     14.   SURVIVAL OF COVENANTS.........................     33

SECTION     15.   NOTICES, ETC..................................     33

SECTION     16.   REPRODUCTION OF DOCUMENTS.....................     33

SECTION     17.   DATE..........................................     34

SECTION     18.   ENTIRE AGREEMENT..............................     34

SECTION     19.   PARTIES IN INTEREST...........................     34

SECTION     20.   CONTROLLING LAW...............................     34

SECTION     21.   HEADINGS......................................     34

SIGNATURES......................................................     35


SCHEDULE I     -    Names and Addresses of Purchasers
EXHIBIT  A     -    Form of Senior Note
EXHIBIT  B     -    Affiliates and Indebtedness
EXHIBIT  C     -    Description of Company and Raymond
                    Counsel's Closing Opinion
EXHIBIT  D     -    Description of Special Counsel's Closing
                    Opinion
EXHIBIT  E     -    Form of Raymond Agreement
EXHIBIT  F     -    Subordination Provisions Applicable to
                    Subordinated Indebtedness

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

                        RAYMOND LEASING CORPORATION
                          Greene, New York 13778

                          SENIOR NOTE AGREEMENT

         Re:   $20,000,000 8.75% Senior Notes due March 1, 1997

                                                      Dated as of
                                                    March 1, 1987

To the Purchaser named in
 Schedule I which is a
 signatory to this Agreement.


Dear Sirs:

               RAYMOND LEASING CORPORATION, a Delaware
corporation (the "Company"), hereby agrees with you as follows:


                             SECTION 1

                     PURCHASE AND SALE OF NOTES

1.1  Issue of Notes.

               The Company will authorize $20,000,000 aggregate principal amount of its 8.75% promissory notes due March 1, 1997 (the "Notes"), each Note to be issued in the amount of $50,000 or a multiple thereof, to be dated the date of issue, to bear interest from said date on the unpaid principal balance thereof (payable semi-annually on the first day of March and September in each year beginning on the first of such dates after the issuance thereof) at the rate of 8.75% per annum (computed on the basis of a 360-day year of twelve 30-day months), to be expressed to mature on March 1, 1997 and otherwise to be substantially in the form of the Note set out in Exhibit A to this Agreement.

               Simultaneously with the execution and delivery of this Agreement the Company is entering into similar agreements with the other purchasers named in Schedule I attached hereto under which such other purchasers agree to purchase from the Company, on the hereinafter described Closing Dates, Notes in the respective principal amounts set opposite such purchasers' names in said Schedule I. Your obligation hereunder and the obligations of the other purchasers shall be several and not joint and no purchaser shall be liable or responsible for the acts or defaults of any other purchaser. You and the other purchasers named in
Schedule I are hereinafter collectively referred to as the "Purchasers."

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

1.2  The Closings.

               Subject to the terms and conditions and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you and you agree to purchase from the Company on the respective Closing Dates indicated on Schedule 1, at a price equal to 100% of the principal amounts thereof, Notes in the principal amounts set opposite your name on Schedule 1.

               The first closing will be on April 14, 1987, or such other date as shall be mutually agreed upon (such date being hereinafter referred to as the "First Closing Date").

               The second closing will be on June 23, 1987, or such other business day, not later than 90 days after the First Closing Date, as the Company shall designate by not less than 30 days' prior written notice to the Purchasers (such date being hereinafter referred to as the "Second Closing Date").

               Delivery of the Notes on each Closing Date will be made at the principal office of the Company in Greene, New York at 10:00 a.m. Greene, New York time against payment to the Company in Federal or other funds current and available at Irving
Trust Company, One Wall Street, New York, New York.

               The Notes to be delivered to you on each Closing Date will be delivered in the form of a Note or Notes in such denominations and registered in your name or the name of such nominee or nominees as you may specify at least three days prior to the date fixed for delivery.

1.3  Failure to Deliver.

               If on either Closing Date the Company fails to tender to you the Notes to be purchased by you on such date or if the conditions specified in Section 4 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Company from any of its obligations hereunder or to waive any of your rights against the Company.

1.4  Expenses, Stamp Tax Indemnity.

               Whether or not the transactions herein
contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and so long as you hold any of the Notes, all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable to any Person in connection with the transactions contemplated by this Agreement.

               The obligations of the Company under this
Section 1.4 shall survive the payment or prepayment of the Notes and the termination of this Agreement.


                        SECTION 2

      WARRANTIES AND REPRESENTATIONS OF THE COMPANY

               The Company warrants and represents to you that:

2.1  Subsidiaries, Affiliates, Operating Agreement and
Raymond Agreement.

               The Company is a wholly-owned subsidiary of The Raymond Corporation, a New York corporation ("Raymond"). The Company does not have any subsidiaries. Exhibit B to this Agreement states the name of each of the Company's corporate or joint venture Affiliates and the nature of the affiliation. The Operating Agreement has been duly authorized by all necessary corporate action on the part of Raymond and the Company (no action by the stockholders of either of such corporations being required by law, by their respective charter documents or By-Laws, or otherwise), has been duly executed and delivered by Raymond and the Company, and is a legal and binding obligation of Raymond and the Company enforceable in accordance with its terms except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforceability of creditors' rights generally. The Raymond Agreement has been duly authorized by all necessary corporate action on the part of Raymond (no action by the stockholders of such corporation being required by law, by its charter documents or By-Laws, or otherwise), has been duly executed and delivered by Raymond, and is a legal and binding obligation of Raymond enforceable in accordance with its terms except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforceability of creditors' rights generally.

2.2  Corporate Organization and Authority.

The Company and Raymond and each of Raymond's other subsidiaries,


               (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,

               (b) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, and

               (c) is duly authorized and has (except in certain cases where, by reason of the amounts involved or the nature of the activities conducted, the Company or Raymond has deemed such qualification to be impractical) duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary.

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

2.3  Business.

               The Company has caused to be delivered to you a copy of a memorandum with respect to the private placement of senior notes of the Company dated November 1986 and prepared by Prudential-Bache Securities Inc. (the "Memorandum") which sets forth a description, correct in all material respects, of the business conducted and proposed to be conducted by the Company and by Raymond and Raymond's subsidiaries.

2.4  Financial Statements.

               (a) The statements of financial position of the Company as of December 31 in the years 1981, 1982, 1983, 1984 and 1985 and the related statements of income, shareholders' equity and changes in financial position for the fiscal years ended on such dates, in each case accompanied by reports thereon containing opinions without qualification, except as therein noted, by Ernst & Whinney, independent certified public accountants, copies of which have been delivered to you, have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Company as of such dates and the results of its operations for such periods. The statement of financial position of the Company as of September 30, 1986 and the related statements of income and shareholders' equity for the nine month fiscal period ended on such date, copies of which have been delivered to you, present fairly the financial position of the Company as of such date and the results of its operations for such period.

               (b) The consolidated statements of financial position of Raymond and its subsidiaries as of December 31 in each of the years 1981, 1982, 1983, 1984 and 1985 and the related statements of income, shareholders' equity and changes in financial position for the fiscal years ended on such dates, in each case accompanied by reports thereon containing opinions without qualification, except as therein noted, by Ernst & Whinney, independent certified public accountants, copies of which have been delivered to you, have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial condition of Raymond and such subsidiaries as of such dates and the results of their operations for such periods. The consolidated statement of financial position of Raymond and its subsidiaries as of September 30, 1986 and the related statements of income, shareholders' equity and changes in the financial position for the nine month fiscal period ended on such date, copies of which have been delivered to you, present fairly the financial position of Raymond and such subsidiaries as of such date and the results of their operations for such period. All of the above-described consolidated financial statements include the accounts of all subsidiaries of Raymond for the respective periods during which a subsidiary relationship has existed.

               (c) Since December 31, 1985, there has been no material adverse change in the condition, financial or otherwise
(i) of the Company as shown on the statement of financial position as of such date, or (ii) of Raymond and its subsidiaries (other than the Company), taken as a whole, as shown on the consolidated statement of financial position as of such date.

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

2.5  Full Disclosure.

               Neither the Memorandum nor the financial statements referred to in Section 2.4, nor any written statement furnished by, or on behalf of, the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of the Company or of Raymond and its other subsidiaries, taken as a whole, or the ability of the Company to perform this Agreement.

2.6  Pending Litigation.

               In the ordinary course of its business Raymond has been subjected to several product liability claims. The potential liability of Raymond under such claims has been fully insured or, in the opinion of the auditors referred to in Section 2.4(b) above, adequately reserved against. Neither such claims nor any other proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or Raymond or any of Raymond's other subsidiaries in any court or before any governmental authority or arbitration board or tribunal involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of the Company or of Raymond and its other subsidiaries, taken as a whole, or the ability of the Company to perform this Agreement or the Operating Agreement, or the ability of Raymond to perform the Operating Agreement or the Raymond Agreement. Neither the Company nor Raymond nor any of Raymond's other subsidiaries is in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

2.7  Title to Properties.

               The Company and Raymond and each of Raymond's other subsidiaries, has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in Section 2.4 (except as sold or otherwise disposed of in the ordinary course of business). All such Property owned by the Company is free from Liens not permitted by Section 9.10.

2.8  Patents and Trademarks.

               The Company and Raymond and each of Raymond's other subsidiaries, owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing which to the best knowledge of the Company are necessary for the present and planned future conduct of its and their business, without any known conflict with the rights of others.

2.9  Sale is Legal and Authorized.

               The sale of the Notes by the Company, the compliance by the Company with all of the provisions of this Agreement, the Operating Agreement and of the Notes and the compliance by Raymond with all of the provisions of the Operating
Agreement and the Raymond Agreement:

               (a)  are within the corporate powers of the
Company and Raymond; and

               (b) have duly been authorized by the Company and Raymond and are legal and will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any Property of the Company or Raymond under the provisions of any agreement, charter instrument, by-law or other instrument to which the Company or Raymond is a party or by which either of them may be bound.

2.10       No Defaults.

               No event has occurred and no condition exists which, upon the issuance of the Notes, would constitute a Default or an Event of Default. Neither the Company nor Raymond nor any of Raymond's other subsidiaries is in violation in any material respect of any term of any agreement, charter instrument, by-law or other instrument to which it is a party or by which it may be bound.

2.11       Governmental Consent.

               Neither the nature of the Company or Raymond or any of Raymond's other subsidiaries, or of any of their respective businesses or Properties, nor any relationship between the Company or Raymond or any of Raymond's other subsidiaries and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution and delivery of this Agreement, the Raymond Agreement or the offer, issue, sale or delivery of the Notes.

2.12  Taxes.

               All tax returns required to be filed by the Company or Raymond or any of Raymond's other subsidiaries in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company or Raymond or any of Raymond's other subsidiaries, or upon any of their respective Properties, income or franchises, shown to be due and payable on said returns have been paid to the extent such taxes, assessments, fees and charges have become due and payable. Neither the Company nor Raymond or any of Raymond's other subsidiaries knows of any proposed additional tax assessments against it. The Federal income tax liability of Raymond and its subsidiaries (including the Company) has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1982, and no material controversy in respect of additional income taxes due is pending or, to the knowledge of the Company, threatened. The provisions for taxes on the books of Raymond and its subsidiaries (including the Company) are adequate for all open years, and for its current fiscal period.

2.13  Use of Proceeds.

               The Company will apply the proceeds from the sale of the Notes to the payment of certain outstanding Indebtedness (none of which was incurred for the purpose of purchasing or carrying Securities) and will use the balance thereof for working capital. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 13 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

2.14  Private Offering.

               Neither the Company nor Prudential-Bache
Securities Inc. (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar Security of the Company) has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with any Person other than you and the other Purchasers and not more than 10 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

2.15  Compliance with Law.

               Neither the Company nor Raymond nor any of Raymond's other subsidiaries:

                    (a) is in violation of any laws, ordinances, governmental rules or regulations to which it is subject; or

                    (b)  has failed to obtain any licenses,
     permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business,

which violation or failure to obtain might materially adversely affect the business, prospects, profits Properties or condition
(financial or otherwise) of the Company or of Raymond and its other subsidiaries, taken as a whole.

2.16 Indebtedness.

               Exhibit B attached hereto correctly describes all Indebtedness for borrowed money of the Company outstanding on February 28, 1987.

2.17  Restrictions on Company and Raymond.

               Neither the Company nor Raymond nor any of Raymond's other subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business. The Company is not a party to any contract or agreement which restricts its right or ability to incur additional Indebtedness, other than this Agreement and the agreements relating to the Indebtedness described in Exhibit B attached hereto. The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 9.10.

2.18  Employee Retirement Income Security Act of 1974.

               The present value of all benefits vested under all "employee pension benefit plans," as such term is defined in
Section 3 of ERISA, maintained by the Company or to which the Company makes any contribution, as from time to time in effect (herein called the "Pension Plans") did not, as of December 31, 1985, the last annual valuation date for which figures are available, exceed the value of the assets of the Pension Plans allocable to such vested benefits. The consummation of the transactions herein provided for and compliance by the Company with the provisions of this Agreement and the Notes will not involve any "prohibited transaction" within the meaning of ERISA or Section 4975 of the Internal Revenue Code, as amended. The Company, its employee benefit plans and any trusts thereunder are in substantial compliance with ERISA. Neither any of the employee benefit plans maintained by the Company or to which the Company makes any contribution nor any trusts thereunder have been terminated or have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA, since the effective date of ERISA.


                        SECTION 3

             REPRESENTATIONS OF PURCHASER

     You represent to the Company that:

3.1  Purchase for Investment.

               You are purchasing the Notes for your own account for investment and with no present intention of distributing or reselling the Notes or any part thereof, subject, nevertheless, to any requirement of law that the disposition thereof by you shall at all times be within your control and without prejudice to your right at all times to sell or otherwise dispose of all or any part of the Notes under a registration under the Securities Act of 1933, or under an exemption from such registration available under such Act. It is understood that, in making the representations set out in Section 2.11, the Company is relying, to the extent applicable, upon your representation as aforesaid.

3.2  ERISA.

               No part of the funds to be used by you to pay the purchase price of the Notes to be purchased by you hereunder constitutes assets allocated to any separate account maintained by you such that the application of such funds constitutes a prohibited transaction under Section 406(a) of ERISA. As used in this Section, the term "separate account" shall have the meaning assigned to such term in Section 3 of ERISA.


                        SECTION 4

                   CLOSING CONDITIONS

               Your obligation to purchase and pay for the Notes to be delivered to you on each Closing Date shall be subject to the following conditions precedent:

4.1  Opinions of Counsel.

               You shall have received from Coughlin & Gerhart, counsel for the Company and Raymond, and from Chapman and Cutler, your special counsel, the closing opinions described in Exhibits
C and D to this Agreement.

4.2  Warranties and Representations True as of Closing Date.

               (a) The warranties and representations contained in Section 2 shall (except as affected by transactions contemplated by this Agreement) be true in all material respects on such Closing Date with the same effect as though made on and as of that date.

               (b) The Company shall not have taken any action or permitted any condition to exist which would have been prohibited by Section 9 if such Section had been binding and effective at all times during the period from September 30, 1986, to and including such Closing Date.

4.3  Compliance with this Agreement.

               The Company shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or on such Closing Date.

4.4  Officers' Certificate.

               You shall have received a certificate dated such Closing Date and signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, certifying that the conditions specified in Sections 4.2 and 4.3 have been fulfilled.

4.5  Legality.

               The purchase of the Notes by you on such Closing Date shall be permitted by applicable law and you shall have received from the Company such information or other evidence as you may reasonably request, to establish compliance with this condition.

4.6  Proceedings Satisfactory.

               All proceedings taken in connection with the sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or as a basis for your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

4.7  Concurrent Sale to Other Purchasers.

               Concurrently with the sale to you of the Notes on each Closing Date, the Company shall sell the balance of the Notes to be sold on the same Closing Date to the other Purchasers named in Schedule I and, on the Second Closing Date, the Company shall have sold, on the First Closing Date, all Notes then to be sold as herein provided.

4.8.  Raymond Agreement.

               On or prior to the First Closing Date Raymond shall have duly executed and delivered to you an agreement (the
"Raymond Agreement") to be dated as of March 1, 1987 and to be substantially in the form attached hereto as Exhibit E.


                        SECTION 5

                 PURCHASER'S SPECIAL RIGHTS

5.1  Direct Payment.

               Notwithstanding any provision to the contrary in this Agreement or the Notes, the Company will pay all amounts payable to you with respect to any Notes held by you or your nominee, or owned by any other institutional holder which has given written notice to the Company requesting that the provisions of this Section shall apply (without any presentment thereof and without any notation of such payment being made thereon), in the manner and at the address specified in Schedule I attached hereto or in such other manner or to such other address in the United States as may be designated by you or such subsequent holder in writing or, if a bank account is designated for you in Schedule I hereto or in any written notice to the Company from you or any such subsequent holder, the Company will initiate such payments in immediately available funds to such bank account before 10:00 a.m. New York, New York time. The holder of any Notes to which this Section applies agrees that if it sells or transfers any Note it will notify the Company of the name and address of the transferee, and it will, prior to the delivery of such Note, make a notation on such Note of the date to which interest has been paid thereon and of the amount of any prepayments made on account of the principal thereof.

5.2  Delivery Expenses.

               If you surrender any Note to the Company pursuant to this Agreement, the Company will pay the cost of delivering to or from your home office or from or to the Company, insured to your satisfaction, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note.


                        SECTION 6

                       PREPAYMENTS

6.1  Required Prepayments.

               (a) The Company will prepay, and there shall become due and payable, on March 1 in each year beginning on March 1, 1991 and ending March 1, 1996, both inclusive (each such March 1 being hereinafter referred to as a "Fixed Payment Date"), $2,857,000 principal amount of the Notes. Each such prepayment shall be at 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

                    (b)  Neither the Company's exercise of any
prepayment option in Section 6.2 nor its repurchase of any Notes shall reduce or otherwise affect its obligation to make any prepayment required by Section 6.1(a).

6.2  Optional Prepayments.

               (a) Without Premium. Subject to the provisions of Section 6.2(c), the Company may, at its option, prepay the outstanding Notes on any Fixed Payment Date by payment of the principal amount of the Notes to be prepaid and accrued interest thereon to the date of such prepayment and without premium; provided however that (x) the principal amount of Notes subject to prepayment pursuant to this paragraph (a) shall not exceed $2,857,000 on any one Fixed Payment Date, and (y) the aggregate principal amount of Notes subject to prepayment pursuant to this paragraph (a) shall not exceed $6,666,667. In the event the Company, in making a prepayment pursuant to the provisions of this paragraph (a), elects to prepay a principal amount of the Notes which is less than either (i) $2,857,000, or (ii) the entire principal amount of Notes at the time outstanding, then such prepayment shall be made in units of $100,000, or a multiple thereof.

               (b)  With Premium.  In addition to optional
prepayments pursuant to the provisions of Section 6.2(a), but subject to the provisions of Section 6.2(c), the Company may also prepay the Notes, in whole or in part, at any time on or after March 1, 1992, in multiples of $100,000, by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of prepayment, together with a premium equal to the applicable percentage of such principal amount as follows:

       If Prepayment is
       Made During the
       12-Month Period                   Applicable
       Beginning March 1                  Premium
       -----------------                ------------
            1992                           3.889%
            1993                           2.917%
            1994                           1.944%
            1995                            .972%
            1996                            None

               (c)   Limitation on Source of Funds.   Notwithstanding
the foregoing provisions, none of the Notes may be prepaid, in whole or in part, pursuant to the provisions of this Section 6.2, as a part of a refunding or anticipated refunding operation by the application, directly or indirectly, of funds derived from any issuance of preferred stock or Indebtedness for borrowed money by the Company or any Affiliate having (1) as the case may be, a fixed dividend or interest rate resulting in an effective after tax cost to the issuer (determined by standard financial practice) which is less than the effective after tax cost to the Company of the Notes to be prepaid, or
(2) as of the  date  of  proposed prepayment,  a  Weighted  Average
Life  to  Maturity  less  than   the   remaining   Weighted  Average
Life to Maturity of the Notes to be prepaid.

                  The term "Weighted Average Life to  Maturity"  shall
mean  (1)  as  applied  to any  Indebtedness  for  borrowed  money  at
any  date,  the  number  of  years  obtained   by dividing (a) the then
outstanding principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment, and (2) as applied to any preferred stock at any date, the number of years obtained by dividing (x) the then involuntary liquidation value of such preferred stock into (y) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund or other required redemption, including redemption at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such redemption.

6.3    Notice of Optional Prepayment.

                  The Company will give notice of any optional prepayment of the Notes to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (a) such date, (b) the section of this Agreement under which the prepayment is to be made, (c) the principal amount of the holder's Notes to be prepaid on such date, and
(d) the premium, if any, and accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date.

6.4  Partial Prepayment Pro Rata.

               If there is more than one holder of the Notes, the aggregate principal amount of each required or optional partial prepayment of the Notes pursuant to the provisions of Sections
6.1 or 6.2 hereof shall be allocated in units of $1,000 or multiples thereof among the holders of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes then outstanding, with adjustments, to the extent practicable, to equalize for any prior prepayments not in such proportion. For the purpose of this Section 6.4 only, any Notes repurchased by the Company shall be deemed to be outstanding and the Company shall be deemed to be the holder thereof.

6.5  Surrender of Notes on Prepayment.

               Upon any partial prepayment of a Note, such Note may, at the option of the holder thereof, be (a) surrendered to the Company pursuant to Section 7.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note, or (b) made available to the Company for notation thereon of the portion of the principal so prepaid. In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued and no Note shall be issued in lieu of the prepaid principal amount of any Note.


                        SECTION 7

          REGISTRATION: SUBSTITUTION OF NOTES

7.1  Registration of Notes.

               The Company shall cause to be kept at its principal office, maintained pursuant to Section 9.1, a register for the registration and transfer of Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of Notes shall be registered in the register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected by any notice or knowledge to the contrary.

7.2  Exchange of Notes.

               Upon surrender of any Note at the office of the Company maintained pursuant to Section 9.1, the Company, at the request of the holder thereof, will execute and deliver, at the Company's expense (except as provided below), new Notes in exchange, in denominations of at least $50,000 (except as may be necessary to reflect any principal amount not evenly divisible by $50,000), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note set out in Exhibit
A. Each such new Note shall be dated and bear interest from the date to which interest has been paid on the surrendered Note.
The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer.

7.3  Replacement of Notes.

               Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, any Note and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided, if the holder of the Note is an institutional investor, its own agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its expense will execute and deliver in lieu thereof, a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note.


                        SECTION 8

                   PRIORITY OF NOTES

               The Indebtedness of the Company evidenced by the Notes shall rank on a parity with all other Senior Indebtedness of the Company and the Company will at all times maintain all Subordinated Indebtedness from time to time outstanding as subordinate and junior to the Indebtedness evidenced by the Notes and all other Indebtedness to which the same purports to be subordinate and junior as set forth in the instrument or instruments evidencing such Subordinated Indebtedness or pursuant to which the same is issued.


                        SECTION 9

             COMPANY BUSINESS COVENANTS

               The Company covenants that on and after the First
Closing Date, so long as any of the Notes are outstanding:

9.1  Punctual Payment and Maintenance of Office.

               The Company will duly and punctually pay the principal, interest and premium, if any, on the Notes in accordance with the terms of this Agreement and of the Notes and will maintain an office in the State of New York where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office shall be maintained at Greene, New York 13778 until such time as the Company shall so notify the holders of the Notes of any change of such office within such State.

9.2  Prompt Payment of Taxes and Indebtedness.

               The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, Property or business of the Company, as well as claims for labor, material or supplies which if unpaid might by law become a Lien upon any of its Property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; provided, further, in the case of any item of the foregoing description involving in excess of $100,000, the appropriateness of the proceedings shall be supported by an opinion of the independent counsel responsible for such proceedings and the adequacy of such reserves shall be supported by the opinion of the independent accountants of the Company; and provided, further, that the Company will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The Company will promptly pay when due, or in conformance with customary trade terms, all other Indebtedness incident to operations of, and dividends declared (within the limitations set forth in Section 9.12 hereof) by, the Company.

9.3  Conduct of Business; Compliance with Laws.

               The Company will continue directly (and not through subsidiaries) to engage primarily in the business now conducted by it, and not more than 10% of Gross Lease Receivables shall relate to leases to, and not more than 10% of the Net Book Value of Equipment subject to Operating Leases shall be rented to, Persons who are citizens of, or have their principal place of business in, or are incorporated or organized in, jurisdictions other than the United States or Canada or any political subdivision thereof. The Company will do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and franchises necessary to continue its business. The Company will comply with all applicable laws, statutes, rules, regulations and orders of governmental authorities, the non-compliance with which could materially adversely affect its business, Properties, assets or condition, financial or otherwise.

9.4  Maintenance of Properties and Leases.

               The Company will (a) maintain in good repair, working order and condition all Properties used or useful in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, and (b) comply with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; provided, however, that nothing in this Section 9.4 shall prevent the Company from disposing of, or discontinuing the operation and maintenance of, any such Properties if such disposition or discontinuance is, in the judgment of the Board of Directors of the Company, desirable in the conduct of its business and is not in contravention of
Section 9.15 hereof.

9.5  Insurance.

               The Company will make provision in its leases which either will provide for satisfactory insurance against loss of the leased Equipment or will provide other protection satisfactory to the Company against loss of such Equipment.

9.6  Accounts and Reports.

               The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

9.7  Working Capital.

The Company will maintain a positive Working Capital figure.

9.8  Minimum Net Worth.

               At the end of each fiscal year, the Net Worth of the Company shall be not less than $10,000,000.

9.9  Restrictions on Indebtedness.

               The Company will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than the following:

                    9.9.1.    Indebtedness in respect of (i) the
     Notes, and (ii) Indebtedness of the Company outstanding on the date hereof and described on Exhibit B attached hereto;

                    9.9.2. additional Subordinated Indebtedness of the Company; provided, however, that the Company shall not become so liable in respect of any such Subordinated Indebtedness unless, at the time such Subordinated Indebtedness shall be created, incurred, assumed or guaranteed, and after giving effect thereto, the aggregate unpaid principal amount of Subordinated Indebtedness shall not exceed 100% of the Net Worth of the Company;

                    9.9.3.    additional Senior Indebtedness of
     the Company; provided, however, that the Company shall not become so liable in respect of any such additional Senior Indebtedness unless, at the time such additional Senior Indebtedness shall be created, incurred, assumed or guaranteed, and after giving effect thereto, the aggregate unpaid principal amount of Senior Indebtedness shall not exceed 300% of the sum of (i) the Net Worth of the Company plus (ii) the aggregate unpaid principal amount of Subordinated Indebtedness;

                    9.9.4.    Current Liabilities, other than for
     money borrowed, of the Company incurred in the ordinary course of business;

                    9.9.5.    Indebtedness in respect of taxes,
     assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required in accordance with Section 9.2 hereof, and Indebtedness secured by Liens permitted by Section
     9.10.4 hereof; and

                    9.9.6. Indebtedness in respect of judgments or awards which have been in force for less than the applicable appeal period (or less than 60 days if that expires sooner) so long as execution is not levied thereunder, or in respect of which the Company shall in good faith be diligently prosecuting an appeal or proceedings for review and in respect of which a stay or execution shall have been obtained pending such appeal or review;

provided, however, that the Company shall not become liable in respect of any Funded Indebtedness unless, at the time any such Funded Indebtedness shall be created, incurred, assumed or guaranteed, and after giving effect thereto, the remainder of (x) the aggregate unpaid principal amount of all Funded Indebtedness of the Company less (y) the Net Worth of the Company shall not exceed 55% of the Consolidated Net Worth of Raymond after deducting therefrom the sum of all Investments by Raymond in the Company to the extent that the total of such Investments exceeds $2,000,000, but in computing the amount of such Investments, Raymond's equity investment in the Company shall be as recorded under the equity method of accounting.

9.10      Restrictions on Liens.

               The Company shall not create or incur or suffer to be created or incurred or to exist any Lien upon any of its Property of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom, or transfer any of such Property for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any Property upon conditional sale or other title retention agreement, device or arrangement, or suffer to exist, for a period of more than 30 days after the same shall have been incurred, any Indebtedness (other than Senior Indebtedness permitted by this Agreement) against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, or sell, assign, pledge or otherwise transfer any of its accounts receivable; provided, however, that the Company may create or incur or suffer to be created or incurred or to exist:

          9.10.1    Attachments remaining undischarged for
     not longer than 90 days from the making thereof;

          9.10.2    Purchase money security interests
     (which term shall include chattel mortgages, conditional sales and any other title-retention devices) in, real estate or tangible personal Property, or both, acquired by the Company after the date hereof or such security interests in such Property existing or created at the time of acquisition thereof, and the renewal, extension or refunding of any such security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding;

     provided, however, that the principal amount of Indebtedness (whether or not assumed) secured by each such security interest in each such item of Property shall not exceed
     75% of the lesser of the cost or fair market value thereof (the cost of any Property including all Indebtedness secured thereby whether or not assumed), and that the principal amount of all such Indebtedness so secured shall not exceed $250,000.

          9.10.3 Liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of paragraph 9.9.6 hereof;

          9.10.4 Liens for taxes or assessments or governmental charges or levies if payment shall not at the time be required to be made in accordance with Section 9.2 hereof;

          9.10.5    Liens in respect of pledges or deposits under workmen's
     compensation laws   or similar legislation and in respect of pledges or
     deposits in connection with appeal and similar bonds incidental to the conduct of litigation, mechanics', laborers', and materialmen's and similar liens not then delinquent, and Liens incidental to the conduct of the business of the Company which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and do not in the aggregate materially detract from the value of its Property or materially impair the use thereof in the operation of its business.

          9.10.6 Liens arising by operation of law to secure landlords, lessors or renters under lease or rental agreements made by the Company
     in the ordinary  course   of  its  business, and  confined  to  the
     premises  or  Property rented;

          9.10.7 The rights of lessees  under  leases  permitted by  Section
     9.14  hereof; and

          9.10.8 Liens securing Indebtedness of the Company outstanding on the date hereof and described in Exhibit B attached hereto.

In case any Property is subject to a Lien in violation of this
Section 9.10, the Company will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable lien on such Property securing the Notes. Such violation of this Section 9.10 shall constitute an Event of Default hereunder whether or not any such provision is made pursuant hereto.

9.11      Restrictions on Investments.

               The Company will not have outstanding or acquire for value or hold any Investments except:

          9.11.1 Investments in direct obligations of the United
     States of America, or any agency thereof;

          9.11.2 Investments in certificates of deposit in each case maturing within one year from the date of acquisition and issued by a bank or trust company organized under the laws of the United States of America or any State thereof, having capital, surplus and undivided profits aggregating at least $50,000,000 and which bank or trust company (or the holding company of which such bank or trust company is a subsidiary) has outstanding commercial paper accorded the highest rating by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or other nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

          9.11.3 Investments in commercial paper, maturing within 270 days from the date of creation thereof and accorded the highest rating by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or other nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper;

          9.11.4 Investments in mutual funds with (i) any bank or trust company, or Subsidiary thereof, organized under the laws of the United States of America or of any State thereof and having a capital, surplus and undivided profits aggregating at least $50,000,000 or (ii) any Securities broker which is a member in good standing with the New York Stock Exchange which mutual funds invest solely in investments of the type set forth in Sections 9.11.1, 9.11.2, 9.11.3 above or in debt or preferred stock Securities (other than certificates of deposit or commercial paper), in each case maturing within one year from the date of acquisition, provided that, in the case of investments in such debt or preferred stock Securities, it shall be the investment policy of such mutual fund to invest only in Securities which are rated in one of the three highest categories of a nationally recognized credit rating agency; and

          9.11.5    Restricted Investments made within the
     limitations set forth in Section 9.12 hereof.

9.12  Distributions.

               The Company will not declare or make or incur any liability to make any Distribution in respect of the capital stock of the Company or make any Restricted Investment unless, immediately after giving effect to the proposed Distribution or Restricted Investment, the sum of (i) Distributions in respect of its capital stock and (ii) Restricted Investments made and actually outstanding on the date of determination for the period subsequent to December 31, 1985, would not exceed 75% (less 100% of deficits) of Adjusted Net Income accumulated after December 31, 1985. The Company will not authorize a Distribution on its capital stock which is not payable within sixty days of authorization. The Company will not authorize or make a Distribution on the capital stock of the Company or make any Restricted Investment if, after giving effect to the proposed Distribution or Restricted Investment, a Default or an Event of Default would exist, or the Company could not incur at least $1.00 of additional Senior Indebtedness pursuant to Section 9.9.3 hereof.

9.13   Restrictions on Ownership of Equipment.

               The Company shall not purchase Equipment from Raymond's dealers or from other manufacturers except for purposes of leasing such equipment to third parties under Qualified Leases; provided, however, that the Company may own Equipment subject to Operating Leases with a Net Book Value equal, at any one time, to no greater than 100% of the Company's Retained Earnings.

9.14   Guarantees.

               The Company will not become or be liable in respect of any Guarantee other than Guarantees which constitute sum certain obligations at the time such Guarantees are incurred.

9.15   Merger or Consolidation or Sales of Assets.

               The Company will not become a party to any merger or consolidation or sell, lease or otherwise dispose of 10% or more of its assets or assets which have accounted for 10% or more of the Company's Adjusted Net Income in the fiscal year then most recently ended, except that any other corporation may be merged or consolidated with the Company, if (a) the Company shall be the surviving or resulting corporation or (b) the surviving corporation is organized under the laws of a jurisdiction within the United States, is engaged, either principally or otherwise, in the same line of business as the Company and expressly assumes in writing the due and punctual payment of the principal of and premium, if any, and interest on the Notes, according to their tenor, and the due and punctual performance and observance of all covenants in the Notes, this Agreement and the Operating Agreement to be performed by the Company, and Raymond expressly acknowledges such merger or consolidation and the continuing validity and binding effect of the Operating Agreement and the Raymond Agreement; provided, however, that in either case immediately after the effectiveness of any such merger or consolidation, no Default or Event of Default shall have occurred and be continuing and the Company would be permitted to incur at least $1.00 of additional Senior Indebtedness pursuant to Section
9.9.3 hereof.

9.16   Restriction on the Issue and Sale of Capital Stock.

               The Company will not issue or sell any shares of its capital stock to any Person other than Raymond.

9.17   Restrictions on Rentals.

               The Company will not enter into leases, as lessee, for real or personal property except leases for real and personal property which do not provide, in the aggregate, for annual rental payments by the Company in excess of $150,000.

9.18   Repurchase of Notes.

               Neither the Company nor any Affiliate will, directly or indirectly, purchase or make any offer to purchase any Notes unless the Company or such Affiliate has offered to purchase Notes, pro rata, from all Holders of the Notes and upon the same terms. In case the Company purchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

9.19   Transactions with Affiliates.

               The Company will not enter into any transaction, including without limitation the purchase, sale or exchange of Property or the rendering of any services, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms not less favorable to the Company than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

9.20   Miscellaneous Information.

               From time to time upon request, the Company will furnish to you so long as you hold any of the Notes such information regarding the business and affairs and conditions of the Company and its Properties in such detail as may reasonably be requested; and the Company covenants and agrees that any of your authorized representatives shall have the right, subject to applicable government regulations, to visit and inspect any of the Properties of the Company, to examine and make copies of its books of account and to discuss its affairs, finances and accounts with, and be advised as to the same by, its officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such reasonable times and intervals as may be requested. Any information disclosed to such authorized representatives and not otherwise publicly available shall be held in confidence by you and used solely with respect to matters relating to the outstanding Notes, provided that any such information may be disclosed to any regulatory body, or to any agency, authority or commission, to whose jurisdiction you may be subject.

9.21   Expenses.

               Whether or not the transactions contemplated hereby shall be consummated, the Company will bear all expenses (including fees and expenses of counsel referred to in Section
4.1 hereof and including any brokers' and finders' fees) in connection with the preparation of this Agreement and the issuance of any Note and the delivery (including shipping and insurance charges) of any Note to your main office or, upon surrender of any Note by you pursuant to the Agreement, from your main office to the Company, and also in connection with any amendment or modification of this Agreement. The Company will pay or cause to be paid any taxes and interest and penalties, if any, with respect to the issue of the Notes, and will indemnify and save you and any Holder of the Notes harmless from any loss or damage of any kind whatsoever resulting from or arising out of the nonpayment or delay in the payment of such taxes. The obligations of the Company under this Section 9.21 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

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9.22   ERISA Compliance.

               The Company will promptly comply with all provisions of ERISA applicable to it which, if not complied with, might result in a Lien or charge upon any Property of the Company or might otherwise materially adversely affect the business, profits, Properties or condition (financial or otherwise) of the Company. Without limiting the generality of the foregoing, the Company will not cause any Pension Plan maintained or participated in by it to:

                    (a)  engage in any "prohibited transaction,"
     as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended; or

                    (b)  incur any material "accumulated funding
     deficiency," as such term is defined in Section 302 of ERISA, whether or not waived.


9.23  Partnerships.

               The Company will not be or become a general partner in any partnership.


                        SECTION 10

   INFORMATION AND REPORTS TO BE FURNISHED BY THE COMPANY.

               The Company will furnish to you as long as you hold any of the Notes, and to each Holder of 10% or more in principal amount of the Notes then outstanding:

10.1  The following financial statements:

               10.1.1 In duplicate as soon as available and, in any event, within 60 days after the end of each quarter (except the last) of the Company's fiscal year, beginning with the first quarter ending after December 31, 1986, the statement of financial condition of the Company as of the close of such quarter, and the statements of income, shareholders' equity and changes in financial position of the Company for the quarter and for the expired portion of the fiscal year then ended, together with comparative figures for the same periods of the preceding year, all in reasonable detail and accompanied by a certificate of the Treasurer or other responsible officer of the Company familiar with its financial affairs (a) stating that such statements have been properly prepared and are correct and complete and fairly present the financial condition of the Company at the dates thereof and the results of its operations for the periods covered thereby subject to normal year-end adjustments, and (b) stating that such officer has reviewed this Agreement and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or of the Notes or if such officer has such knowledge, specifying such default and the nature thereof.

               10.1.2   In duplicate as soon as available and,
     in any event, within 120 days after the end of each fiscal year, beginning with the year ending December 31, 1986, the statement of financial condition of the Company as at the end of such year

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

     and the statements of income, shareholders' equity and changes in financial position of the Company for such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and accompanied by (a) reports or certificates of Ernst & Whinney or other independent public accountants of recognized standing which report shall be in form generally recognized as unqualified, (b) the statement of such public accountants for the Company that, in making the audit necessary to such report or certification in accordance with generally accepted auditing procedures, they obtained no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Notes, or, if they have such knowledge, specifying such default and the nature thereof, and (c) the statement of the Treasurer or other responsible officer of the Company familiar with its financial affairs that such officer has reviewed this Agreement and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or of the Notes or, if such officer has such knowledge, specifying such default and the nature thereof.

               10.1.3 Each quarterly statement of an officer and annual statement of an independent public accountant furnished pursuant to Sections 10.1.1 and 10.1.2 hereof shall include computations in reasonable detail showing compliance with Sections 9.3, 9.7, 9.8, 9.9, 9.10.2, 9.12, 9.13, and 9.17 hereof and each annual statement of an officer shall also include computations in reasonable detail showing compliance with Section
     9.15 hereof.

10.2 All financial statements furnished pursuant to Section 10.1 hereof shall be prepared on a basis consistent in all material respects with the financial statements referred to in Section 2.4 hereof.

10.3 Promptly after receipt, all detailed audits or reports submitted to the Company by independent public accountants in connection with any annual, interim or special audits of the books of the Company.

10.4 Promptly upon their becoming available one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, and of each report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company with, or received by the Company in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

10.5 Promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

10.6 Promptly upon becoming aware that the holder of any Note or of any evidence of Indebtedness or other Security of the Company has given notice or taken any other action with respect to a claimed default or Event of Default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

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

10.7 With reasonable promptness, such other data and information relating to your investment in the Notes as from time to time may be reasonably requested.

               You shall be free to exhibit or deliver any financial statements, information or reports furnished to you pursuant to this Agreement to any regulatory body or commission to the jurisdiction of which you are at the time subject, to any recognized association of such regulatory bodies or commissions or to any prospective purchaser of the Notes.


                        SECTION 11

                        DEFAULTS

11.1       Events of Default.

               Any one or more of the following events shall constitute an "Event of Default" as the term is used herein:

               11.1.1    If default

                         (a)  shall occur in the payment of
              interest on any Note when the same shall have become due and such default shall continue for more than five days; or

                         (b)  shall be made in the payment of any
              principal of or premium on any of the Notes when and as the same shall become due and payable, whether at the stated maturity thereof or at a date fixed for payment or for optional prepayment or by acceleration or otherwise; or

                         (c)  shall be made in the observance or
              performance of any of the covenants, agreements or provisions of Sections 9.7 through 9.23 hereof, both inclusive, 10.5,
              10.6 or 11.3 hereof; or

               11.1.2 If default shall be made in the due performance or observance of any other covenant, agreement or provision of the Notes or of this Agreement, or if any representation or warranty of the Company in this Agreement or any amendment to this Agreement or any certificate or other statement or document delivered pursuant to, or in connection with, any of the same shall be materially false, and such default or breach shall not be rectified or cured to the satisfaction of all Holders of the Notes within 30 days after such default or breach first becomes known to the President, any Vice President, the Treasurer or the Secretary of the Company; or

               11.1.3 If the Company fails to make any payment due on any Indebtedness or other Security or any event shall occur (other than the mere passage of time) or any condition shall exist in respect of any Indebtedness or other Security of the Company, or under any agreement securing or relating to such Indebtedness or other Security, the effect of which is to cause (or to permit any holder of such Indebtedness or other Security

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

     or a trustee to cause) such Indebtedness or other Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

               11.1.4 If the Company or Raymond shall be involved in financial difficulties as evidenced by

                         (a)  a receiver, liquidator, custodian
               or trustee of the Company or Raymond, or of any of the Property of either, being appointed by court order and such order remaining in effect for more than 30 days; or the Company or Raymond being adjudicated bankrupt or insolvent; or any of the Property of either being sequestered by court order and such order remaining in effect for more than 30 days; or a petition being filed against the Company or Raymond under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and not being dismissed within 30 days after such filing;

                         (b)   the Company or Raymond filing a
               petition in voluntary bankruptcy or seeking relief under any provisions of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consenting to the filing of any petition against it under such law; or

                         (c)   the Company or Raymond making an
               assignment for the benefit of its creditors, not paying its debts generally as they become due, admitting in writing its inability to pay its debts generally as they become due or consenting to the appointment of a receiver, trustee, custodian or liquidator of the Company or Raymond or of all or any part of the Property of either; or

               11.1.5 If a final judgment which, with other outstanding final judgments against the Company exceeds an aggregate of $100,000 shall be rendered against the Company and, if within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged; or

               11.1.6    If either Raymond or the Company shall
     fail to observe or perform any of the terms, covenants or agreements contained in the Operating Agreement, or if Raymond shall fail to observe or perform any of the terms, covenants or agreements contained in the Raymond Agreement, or if there shall be any termination or amendment of either the Operating Agreement or the Raymond Agreement without the written consent of all Holders of the Notes;

When any Event of Default described in Section 11.1.1(a) or
Section 11.1.1(b) has happened and is continuing, any holder of any Note may, and when any Event of Default described in Section 11.1.1(c), 11.1.2, 11.1.3, 11.1.5 or 11.1.6 has happened and is

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

continuing, the holder or holders of 50% or more of the principal amount of the Notes at the time outstanding may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on all the Notes to be, and all the Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holders of the Notes the entire principal amount thereof, and interest accrued thereon and, to the extent permitted by law, a premium in the amount of 8.75% of the principal amount which becomes due and payable if such acceleration occurs on or prior to February 28, 1988, and thereafter a premium equal to the applicable percentage of such principal amount, as follows:

               If Such Principal Amount
               Becomes Due and Payable
                 During the 12 Month               Applicable
               Period Beginning March 1             Premium
              -------------------------           ------------
                   1988............................. 7.778%
                   1989............................. 6.806%
                   1990............................. 5.833%
                   1991............................. 4.861%
                   1992............................. 3.889%
                   1993............................. 2.917%

When any Event of Default described in Section 11.1.4 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes.

11.2       Annulment of Defaults.

               This Section 11, however, is subject to the condition that, if at any time after the principal of any of the Notes shall have been declared and shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall be entered, all arrears of interest upon all such Notes and all other sums payable under such Notes (except the principal of such Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default shall have been made good or cured, then and in every such case the Holders of 75% (excluding from such computation any Notes directly or indirectly owned by the Company or any of its Affiliates) in aggregate principal amount of such Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such recession or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

11.3   Notice of Default.

               If any Holder of a Note or the holder of any other Indebtedness shall demand payment thereof or take any other action of which the Company shall have actual knowledge in respect of an alleged default or an Event of Default, or if any Event of Default specified in Section 11.1.3 shall have occurred,

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

the Company will promptly give written notice, specifying such action and the nature of the alleged default or Event of Default, to each Holder of the Notes then outstanding, and the Company will also give written notice to each Holder of the Notes then outstanding if any written instrument of rescission or annulment as aforesaid shall be filed with it under the provisions of Section 11.2 hereof.

11.4   Waiver by Company.

               To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on the Notes or on any claim for interest or premium on the Notes.

11.5   Costs and Expenses.

               The Company covenants that if default be made in any payment of principal of or premium or interest on the Notes, it will pay to the Holders thereof, to the extent permitted under applicable law, such further amount as shall be sufficient to cover the cost and expense of collection, including reasonable compensation to the attorneys and counsel of the Holders thereof for all services rendered in that connection.

11.6   Course of Dealing.

               No course of dealing between the Company and you or any Holder of the Notes or any delay on your part or on the part of any Holder of the Notes in exercising any rights under the Notes or hereunder shall operate as a waiver of any of your rights or the rights of any Holder of the Notes. A waiver of the rights of any Holder of the Notes may be made only in accordance with Section 12 hereof.


                        SECTION 12

           AMENDMENTS, WAIVERS AND CONSENTS

               Neither this Agreement nor any Note nor any term hereof or thereof may be amended, waived, discharged or terminated orally or in writing, except that any term of this Agreement or of the Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and of the Holders of at least 75% in principal amount of the Notes at the time outstanding (excluding from such computation any Notes directly or indirectly owned by the Company or any of its Affiliates); provided, however, that no such amendment or waiver shall, without the prior written consent of the Holders of all of the Notes at the time outstanding, (a) extend the fixed maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce any principal amount (including premium) payable on the prepayment of, any such Note, (b) change any of the provisions of
Section 9.18 hereof, (c) amend the definition of the term "Subordinated Indebtedness" set forth in Section 13 hereof, (d)

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

reduce the aforesaid percentages of the principal amount of such Notes the Holders of which are required to consent to any such amendment or waiver, or (e) otherwise give to the Holder of any such Note any right in preference to the rights of other Holders. Any consent may be given subject to the satisfaction of conditions stated therein.


                        SECTION 13

                       DEFINITIONS

               The terms defined in this Section 13 shall, for all purposes of this Agreement and of the Notes and of any agreement supplemental hereto or thereto, have the meanings herein specified unless the context requires some other meaning:

               The term "Adjusted Net Income" shall mean net earnings after income taxes of the Company but excluding:

               (i) any gain or loss arising from the sale of capital assets other than in the ordinary course of business;

              (ii)  any gain arising from any write-up of assets;

             (iii) earnings of any Person, substantially all the assets of which have been acquired in any manner, realized by such Person prior to the date of such acquisition;

              (iv)  net earnings of any Person in which the
     Company has an ownership interest unless such net earnings shall have actually been received by the Company in the form of cash distributions;

               (v) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction; and

               (vi) any gain arising from the acquisition of any Securities of the Company.

               The term "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person, and shall include (i) any officer or director of such Person, (ii) the record or beneficial owner of 5% or more of the outstanding equity securities or other shares or evidences of beneficial interest of such Person which are entitled to vote in any election of the board of directors or comparable governing body thereof, and (iii) any corporation or other entity of which such Person and such officers, directors and security holders collectively own 5% or more of the outstanding equity securities or other shares or evidences of beneficial interest which are entitled to vote in any election of the board of directors or comparable governing body thereof. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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

               The term "this Agreement" shall include, in addition to this Agreement, every other present or future agreement from time to time entered into among the Company and the Holders relating to this Agreement, each as from time to time amended or modified, and the terms "hereof", "hereunder", "herein" and like expressions refer to this Agreement as so amended as a whole and not to any particular Section or subsection hereof.

               The term "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee of that Board.

               The term "consolidated", when used with reference to any term defined herein, shall mean that term as applied to the accounts of Raymond and its Subsidiaries consolidated in accordance with generally accepted accounting principles as reflected in the annual financial statements furnished to the shareholders of Raymond, exclusive of the portions of accounts representing minority interests in Subsidiaries.

               The term "Consolidated Net Worth of Raymond" shall mean the sum of the amounts (minus in the case of a deficit) appearing on a consolidated statement of financial condition of Raymond and its Subsidiaries, prepared in accordance with generally accepted accounting principles, as capital stock (but excluding treasury shares and any stock subscribed for but unissued), capital surplus, paid-in surplus and earned surplus.

               The term "Current Assets" shall mean (i) cash and cash items in United States currency (or in foreign currency converted at the appropriate exchange rate) and (ii) Gross Lease
Receivables less unearned finance charges and allowance for losses.

               The term "Current Liabilities" shall include, at any date as of which the amount thereof shall be determined, all Indebtedness which should, in accordance with generally accepted accounting principles, be classified as current liabilities on a balance sheet of the Company, but in any event including all Indebtedness payable on demand or maturing not more than 12 months after such date without any option on the part of the obligor to extend or renew beyond such 12-month period, including all prepayments of the Notes required by Section 6.1 hereof and serial maturity and periodic or installment payments on any Funded Indebtedness required to be made within not more than one year after such date.

               The term "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

The term "Distribution" in respect of any corporation shall mean:

           (i) dividends or other distributions on capital stock of the corporation (except distributions in such stock); and

          (ii) the redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock
     (except when solely in exchange for such stock) unless made, substantially contemporaneously, from the net proceeds of a sale of such stock.

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

               The term "Equipment" shall mean
materials-handling equipment such as, but not limited to, industrial lift trucks, automatic storage and retrieval systems and flexible manufacturing systems manufactured by Raymond and other manufacturers and related personal property.

               The term "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as amended from time to time.

               The term "Event of Default" is defined in Section
11.1 hereof.

               The term "Fully Net Lease" shall mean a lease under which the Company has no obligation for maintenance, taxes or other expenses in connection with the operation, use or servicing of the Equipment.

               The term "Funded Indebtedness" shall include, at any date as of which the amount thereof is to be determined, all Indebtedness not included within the definition of Current
Liabilities at such date.

               The term "generally accepted accounting
principles" shall mean generally accepted accounting principles as defined by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, or by any Person succeeding to the functions of such Board, as from time to time supplemented and amended, consistently applied or applied in accordance with alternative, supplemental or amended generally accepted accounting principles with the approval of the independent public accountants for the Company.

               The term "Gross Lease Receivables" shall mean the aggregate rentals required under the terms of all Qualified
Leases as shown on the Company's statement of financial condition, and before deduction of unearned income, in accordance with generally accepted accounting principles.

               The term "Guarantees" shall mean (a) all guarantees, sales with recourse, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise) to pay, purchase, repurchase or otherwise acquire or become liable upon or in respect of any Indebtedness of others, and (b) without limiting the generality of the foregoing, all obligations (contingent or otherwise) to purchase products, supplies or other property or services from others under agreements requiring payment therefor regardless of the non-delivery or non-furnishing thereof, or to make Investments in others, or to maintain fixed charge coverage or the capital, working capital, solvency or general financial condition of others, or to indemnify others against and hold them harmless from damages, losses and liabilities, all under circumstances intended to enable such others or any others to discharge any of their Indebtedness or to comply with agreements relating to their Indebtedness or otherwise to assure or protect their creditors against loss in respect of such Indebtedness.
For purposes of this definition, sales with recourse shall mean either the assumption of any financial responsibility by way of endorsement, agreement to repurchase, guarantee, "holdback", agreement to indemnify against loss or the like in respect of a sale of receivables or other obligations, but customary warranties as to validity, absence of default and the like, if made in the ordinary course of business, shall not constitute recourse.

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

               The term "Holder" shall mean the Person in whose name a Note is registered pursuant to Section 7.1 hereof.

               The term "Indebtedness" shall include all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, but in any event including liabilities (whether or not they should be so classified upon such balance sheet) secured by any Lien existing on Property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed, and all Guarantees.

               The term "Investment" shall include any stock or other Security, any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) and any purchase or commitment or option to purchase stock or other securities of another Person or any integral part of any business or the assets comprising such business or part thereof, and whether existing on the date of this Agreement or thereafter made. The term "Investment" shall not include advances to employees for travel expenses, drawing accounts and similar expenditures. Investments shall be valued at their cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

               The term "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

               The term "Net Book Value" when used in reference to Equipment leased by the Company under an Operating Lease shall mean the original cost of the Equipment to the Company net of accumulated depreciation in accordance with generally accepted accounting principles.

               The term "Net Worth" of the Company shall mean the excess of (i) cash, Gross Lease Receivables, Investments permitted pursuant to the provisions of Section 9.11 hereof (other than Restricted Investments) and Net Book Value of Equipment under Operating Leases over (ii) liabilities, the portion of Gross Lease Receivables attributable to unearned income and the greater of the reserve for bad debts for Qualified Leases and Operating Leases or the current delinquent balance owed on Qualified Leases and Operating Leases. A balance shall be considered delinquent if it is more than 60 days past due.

               The term "Operating Agreement" shall mean the Operating Agreement dated October 10, 1986 between the Company and Raymond.

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

               The term "Operating Lease" shall mean a lease of Equipment by the Company as lessor which is accounted for on the books of the Company as an operating lease in accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, dated November 1976, of the Financial Accounting Standards Board, as in effect on the date hereof.

               The term "Pension Plans" is defined in Section
2.18 hereof.

               The term "Person" shall mean a corporation, association, partnership, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

               The term "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               The term "Qualified Leases" shall mean leases of Equipment by the Company as lessor which, if entered into on the date as of which the classification thereof is to be determined, would be accounted for on the books of the Company as direct financing leases in accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, dated November 1976, of the Financial Accounting Standards Board, as in effect on the date hereof. The term "Qualified Lease" shall mean any one of such leases.

               The term "Raymond" is defined in Section 2.1 hereof.

               The term "Raymond Agreement" is defined in
Section 4.8 hereof.

               The term "Restricted Investment" shall mean any loan, advance or extension of credit to Raymond.

               The term "Retained Earnings" shall mean earned surplus determined in accordance with generally accepted accounting principles.

               The term "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

               The term "Senior Indebtedness" shall mean the Notes and all other Indebtedness of the Company for money borrowed, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to the Notes and which is permitted hereby.

               The term "Subordinated Indebtedness" shall mean the Company's presently outstanding 10-3/4% Subordinated Notes due December 31, 1991, 12-5/8% Subordinated Notes due July 1, 1993, 12.89% Subordinated Notes due July 1, 1993 and all other unsecured Funded Indebtedness of the Company which shall contain or have applicable thereto subordination provisions substantially in the form set forth in Exhibit F attached hereto.

               The term "Voting Stock" shall mean Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or persons performing similar functions).

               The term "Working Capital" shall mean the excess of Current Assets over Current Liabilities after eliminating all intercompany items, all as determined in accordance with this Agreement and generally accepted accounting principles.


                        SECTION 14

                 SURVIVAL OF COVENANTS

               All covenants, agreements, representations and warranties made herein and in certificates delivered pursuant hereto shall be deemed to have been material and relied on by you, notwithstanding any investigation made by you or on your behalf, and shall survive the execution and delivery to you of the Notes and your payment therefor, and the covenants and agreements made in Section 9.21 hereof shall survive payment of the Notes or any of them.


                        SECTION 15

                       NOTICES, ETC.

               Any notice, request or demand which by any provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given for all purposes by being sent as certified or registered mail, postage and registration charges prepaid or by prepaid overnight express air courier, to the following address: if to the Company, Greene, New York 13778 or, if any other address shall at any time be designated by the Company in writing to all persons who are Holders of the Notes at the time of such designation, to such other address; if to you, to your address set forth on Schedule I attached hereto, or, if any other address shall at any time be designated by you in writing to the Company, to such address, and if to Holders other than you, to their respective addresses as set forth in the records of the Company. Each request of the Company made pursuant to this Agreement shall be signed by an appropriate officer of the Company thereunto duly authorized.


                        SECTION 16

                REPRODUCTION OF DOCUMENTS

               This Agreement and all documents relating thereto, including without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                        SECTION  17

                          DATE

               For convenience of reference, this Agreement shall be dated as of the date first above written, regardless of the date upon which you shall have signed the acceptance hereof.


                        SECTION 18

                    ENTIRE AGREEMENT

               This Agreement, together with any other writing signed by the parties expressly stated to be supplementary hereto and together with the instruments and certificates to be delivered to you pursuant to this Agreement, constitutes the entire agreement between you and the Company with respect to the subject matter hereof, superseding all prior understandings and writings relating thereto.


                        SECTION 19

                  PARTIES IN INTEREST

               All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as your assigns all assignees of the Notes.


                        SECTION  20

                      CONTROLLING LAW

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                        SECTION  21

                         HEADINGS

               The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

               This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

               If the foregoing is satisfactory to you, please sign the form of confirmation and acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter will become and evidence a binding Agreement between the Company and you as of the date and year first above written.

                                         Very truly yours,

                                        RAYMOND LEASING CORPORATION


                                        By
                                          ---------------------------
                                          Its President

The foregoing Agreement is hereby accepted.

CONNECTICUT MUTUAL LIFE
 INSURANCE COMPANY


By
  ----------------------------------
  Its

                             SCHEDULE I

                                       Principal Amount of                   Principal Amount of
Names and Addresses                   Notes to be Purchased                  Notes to be Purchased
  of Purchasers                       on First Closing Date                 on Second Closing Date
- --------------------                  ---------------------                 -----------------------
MASSACHUSETTS MUTUAL LIFE                  $3,750,000                              $3,750,000
INSURANCE COMPANY
1295 State Street
Springfield, Massachusetts 01111
Attention: Securities Investment Division

Payments

     All payments on or in respect of the
     Notes to be by bank wire transfer of
     Federal or other immediately available
     funds (identifying each payment as
     principal or interest with respect
     to Raymond Leasing Corporation's 8.75;%
     Senior Notes due March 1, 1997) to:

       Chemical Bank
       Institutional Custody  Dept.
       55 Water Street
       North Building - 3rd Floor
       New York, New York 10041

       for credit to (a) Massachusetts Mutual
       Life Insurance Company's Account No.
       321-029-852 in the case of the 8.75%
       Senior Notes originally issued in
       denominations of $2,500,000, and (b) to
       Massachusetts Mutual Life Insurance
       Company's Account No. 322-021-936 in the case of the 8.75% Senior Notes originally issued in denominations of $1,250,000 with telephone advice to the Treasurer's
       Department of Massachusetts Mutual Life
       Insurance Company

Notices

    All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

                                       Principal Amount of                   Principal Amount of
Names and Addresses                   Notes to be Purchased                  Notes to be Purchased
  of Purchasers                       on First Closing Date                 on Second Closing Date
- --------------------                  ---------------------                 -----------------------
C.M. LIFE INSURANCE                        $2,500,000                              $2,500,000
COMPANY
c/o Connecticut Mutual Life
    Insurance Company
140 Garden Street
Hartford, Connecticut 06154-0001
Attention: Private Placement Department

Payments

    All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
   (identifying each payment as principal or interest with respect to Raymond Leasing
   Corporation's 8.75% Senior Notes due March 1,
   1997 (to:

       Connecticut National Bank
       777 Main Street
       Hartford, Connecticut 06103

       for credit to C.M. Life Insurance Company's
       Account No. 0547136

Notices

    All notices and communications, including notices with respect to payments, and written confirmation of each such payment, to be addressed as first provided above, except that notices with respect to payments to be addressed
    Attention: Banking Services Department

Name of Nominee in which Notes are to be issued: Conlif & Co.

                                       Principal Amount of                   Principal Amount of
Names and Addresses                   Notes to be Purchased                  Notes to be Purchased
  of Purchasers                       on First Closing Date                 on Second Closing Date
- --------------------                  ---------------------                 -----------------------
PHOENIX MUTUAL LIFE INSURANCE                $2,500,000                             $2,500,000
 COMPANY
    One American Row
    Hartford, Connecticut 06115
    Attention: Investment Department/Bonds

Payments

    All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
    (identifying each payment as principal or interest with respect to Raymond Leasing
    Corporation's 8.75% Senior Notes due March 1,
    1997) to:

       The Connecticut Bank and Trust
        Company, N.A.
       One Constitution Plaza
       Hartford, Connecticut 06115

       for credit to Phoenix Mutual Life Insurance
       Company's Account No.1107739

Notices

    All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

                                       Principal Amount of                   Principal Amount of
Names and Addresses                   Notes to be Purchased                  Notes to be Purchased
  of Purchasers                       on First Closing Date                 on Second Closing Date
- --------------------                  ---------------------                 -----------------------
CONNECTICUT MUTUAL LIFE                    $ 1,250,000                              $ 1,250,000
 INSURANCE COMPANY
140 Garden Street
Hartford, Connecticut 06154-0001
Attention: Private Placement Department

Payments

    All payments on or in respect of the
    Notes to be by bank wire transfer of
    Federal or other immediately available
    funds (identifying each payment as
    principal or interest with respect
    to Raymond Leasing Corporation's 8.75%
    Senior Notes due March 1, 1997) to:

       The Connecticut Bank and Trust Company
       One Constitution Plaza
       Hartford, Connecticut 06115

       for credit to Connecticut Mutual Life
       Insurance  Company's Account No. 000-051-5

Notices

    All notices and communications, including notices with respect to payments, and written confirmation of each such payment, to be addressed as first provided above, except that notices with respect to payments to be addressed Attention: Banking Services Department

Name of Nominee In which Notes are to be issued: Garden St. Co.

                                           ===========                              ===========
                 Totals                    $10,000,000                              $10,000,000

                        RAYMOND LEASING CORPORATION

                   8.75% Senior Note due March 1, 1997

$____________                                ______________, 19___

               RAYMOND LEASING CORPORATION (the "Company"), a
                Delaware corporation, for value received, hereby promises to pay to or registered assigns
                   on the first day of March, 1997
                        the principal sum of


                                            DOLLARS ($            )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 8.75% per annum, semi-annually on the first day of March and September in each year, commencing with the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 9.75% per annum.

               Payments of principal, premium, if any, and interest shall be payable at the office of the Company in Greene, New York in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               This Note is one of an issue of Senior Notes of the Company issued in an aggregate principal amount limited to $20,000,000 pursuant to the separate Note Agreements, each dated as of March 1, 1987 between the Company and each of the Purchasers therein named and is entitled to the benefits thereof. As provided in such Note Agreements, this Note is subject to prepayment, in whole or in part, in certain cases without premium and in other cases with a premium, all in the manner and with the effect as specified in said Note Agreements. The Company agrees to make required prepayments on account of said Notes in accordance with the provisions of said Note Agreements.

               This Note is issued in a fully registered form and is transferable only by surrender thereof at the principal office of the Company in Greene, New York, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or by such holder's attorney duly authorized in writing.

               Under certain circumstances, as specified in said
Note Agreements, the principal of this Note may be declared due and payable in the manner and with the effect provided in said
Note Agreements.

                              EXHIBIT A
                     (to Senior Note Agreement)

            This Note and said Note Agreements are governed by and construed in accordance with New York law.



                                   RAYMOND LEASING CORPORATION

(CORPORATE SEAL)

                                   By____________________________
                                              President
ATTEST:

______________________________
          Secretary

                                                           EXHIBIT B

            1. CORPORATE OR JOINT VENTURE AFFILIATES

   The Company's corporate or  joint  venture  Affiliates  are:

                                  Jurisdiction of   Nature and Extent
    Name of Affiliate             Incorporation     of Affiliation
   -------------------            ---------------   ------------------
The Raymond Corporation               New York      Sole Parent
                                                    Corporation

Raymond Carousel Corporation          Georgia       Wholly owned Sub-
                                                    sidiary of The
                                                    Raymond Corporation

Saratoga Conveyor Corporation         Georgia       Wholly owned Sub-
                                                    sidiary of Raymond
                                                    Carousel Corporation

Raymond Production Systems            California    90% owned subsidiary
 Corp.                                              of The Raymond
                                                    Corporation

Raymond Control Products              California    Wholly owned sub-
  Corp.                                             sidiary of the
                                                    Raymond Corporation

Raymond Transportation                New York      Wholly owned sub-
  Corporation                                       sidiary of The
                                                    Raymond Corporation

Raymond Sales Corporation             New York      Wholly owned sub-
                                                    sidiary of The
                                                    Raymond Corporation

Raymond Mobility Export, Ltd.         Delaware      Wholly owned sub-
                                                    sidiary of The
                                                    Raymond Corporation

The Raymond Export                    U.S. Virgin   Wholly owned sub-
  Corporation                         Islands       sidiary of The
                                                    Raymond Corporation

Nolan Equipment, Inc.                 Iowa          Wholly owned sub-
                                                    sidiary of The
                                                    Raymond Corporation

R.H.E., Ltd.                          Canada        Wholly owned sub-
                                                    sidiary of The
                                                    Raymond Corporation

Raymond Industrial                    Canada        Wholly owned sub-
 Equipment, Ltd.                                    sidiary of R.H.E.,
                                                    Ltd.

G.N. Johnston Equipment               Canada        43% owned subsidiary
 Company, Ltd.                                      of R.H.E., Ltd.

Associated Material                   Illinois      43% owned subsidiary
  Handling Systems, Inc.                            of The Raymond
                                                    Corporation

Robert Abel & Co.                 Massachusetts     83-1/3% owned sub-
                                                    sidiary of Raymond
                                                    Sales Corporation

Welch Equipment Company, Inc.         Colorado      33-1/3% owned sub-
                                                    sidiary of Raymond
                                                    Sales Corporation

Air-Mac of Washington, Inc.           Washington    61-1/2% owned sub-
                                                    sidiary of Raymond
                                                    Sales Corporation

Heubel Material Handling, Inc.        Missouri      30% owned subsidiary
                                                    of Raymond Sales
                                                    Corporation

              *George G. Raymond, Jr. (beneficial owner of 18% of stock of The Raymond Corporation), Madeleine R. Young (beneficial owner of 11-1/2% of the common stock of The Raymond Corporation), The Prudential Insurance Company of America (beneficial owner of 6.48% of the common stock of The Raymond Corporation) and Marine Midland Bank, N.A. (primarily as Trustee of certain Raymond family trusts) (beneficial owner of 5.73% of the common stock of The Raymond Corporation) are herein collectively referred to as "Significant Shareholders". This schedule does not list Persons who would be deemed to be Affiliates solely by reason of their relationship to any of such Significant Shareholders.

                          II. INDEBTEDNESS

     The Indebtedness for borrowed money of the Company outstanding on February 28, 1987 was as follows:

A.   Unsecured Indebtedness

                 Description                                   Principal Amount
                 -----------                                   ----------------
SENIOR NOTES

New England Mutual Life Insurance Company

10-5/8% Note, principal payable in annual installations of
$455,000 commencing December 31, 1984 through December 31, 1994.
Interest is payable quarterly                                       $ 3,635,000

12-3/8% Note, principal payable in annual installments of
$625,000 commencing July 1, 1986 through July 1, 1993.
Interest is payable quarterly.                                        3,750,000


Aetna Life Insurance Company
9% Note, principal payable in annual installments of $200,000 through August 1, 1992.
Interest is payable semi-annually.                                    1,200,000

12.31% Note, principal payable in annual installments of
$1,000,000 commencing July 1, 1988 through July 1, 1991.
Interest is payable quarterly.
                                                                      4,000,000
                                                                    -----------
TOTAL SENIOR DEBT                                                   $12,585,000
                                                                    ===========
SUBORDINATED NOTES

New England Mutual Life Insurance Company

10-3/4% Note, principal payable in annual installments of
$250,000 commencing December 31, 1984 through December 31, 1991.
Interest is payable quarterly.                                      $ 1,250,000

12-5/8% Note, principal payable in annual
installments of $250,000 commencing July 1,
1986 through July 1, 1993.
Interest is payable quarterly.                                        1,500,000


Aetna Life Insurance Company

12.89% Note, principal payable in annual
installments of $1,000,000 commencing
July 1, 1990 through July 1, 1993.
Interest is payable quarterly.                                        4,000,000
                                                                    -----------
TOTAL SUBORDINATED DEBT                                             $ 6,750,000
                                                                    ===========
SHORT TERM LOANS

Chase Manhattan Bank

6.49% Due March 6, 1987                                             $ 3,500,000


Citibank

6.65% Due March 9, 1987                                               3,000,000


R.H.E., Ltd., Demand Note

Variable Interest Rate                                                3,054,602
                                                                    -----------
TOTAL SHORT TERM LOANS                                              $ 9,554,602
                                                                    ===========

B.   Secured Indebtedness

                 Description                                   Principal Amount
                 -----------                                   ----------------

                                         NONE

                                                      EXHIBIT C

                DESCRIPTION OF COMPANY AND RAYMOND
                    COUNSEL'S CLOSING OPINION

               The closing opinions of Coughlin & Gerhart,
Counsel to the Company and Raymond, which is called for by
Section 4.1 of the Note Agreement, shall be dated the applicable Closing Date and addressed to you, shall be satisfactory in form and substance to you, and shall be to the effect that:

               (1)  Organization, Standing, etc. of the Company
- - the Company is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite power and authority to issue, sell and deliver the Notes and to carry on its business and own its Property;

               (2) Authority to Conduct Business - the Company is duly authorized to conduct its business in each jurisdiction in which it operates and (except in certain cases whereby reason of the amounts involved or the nature of the activities conducted, the Company has deemed such qualification to be impractical) has duly qualified and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary;

               (3) Note Agreement, Notes - the Note Agreement and the Notes being delivered to you on such Closing Date have been duly authorized by all necessary corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-Laws of the Company or otherwise), have been duly executed and delivered by the Company, and are legal, valid and binding obligations of the Company enforceable in accordance with their terms except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditors' rights generally;

               (4)   Operating Agreement - the Operating
Agreement has been duly authorized by all necessary corporate action on the part of Raymond and the Company (no action by the stockholders of either of such corporations being required by law, by their respective charter documents, or By-Laws, or otherwise), has been duly executed and delivered by Raymond and the Company, and is a legal and binding obligation of Raymond and the Company enforceable in accordance with its terms except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforceability of creditors' rights generally;

               (5) Raymond Agreement - the agreement of Raymond delivered to you on the First Closing Date has been duly authorized by all necessary corporate action on the part of Raymond (no action by the stockholders of Raymond being required by law, by the Certificate of Incorporation or By-Laws of Raymond, or otherwise), has been duly executed and delivered by

Raymond, and is a legal and binding obligation of Raymond enforceable in accordance with its terms except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforceability of creditors' rights generally;

          (6) No Conflict with Certificate of Incorporation, BY-Laws or Other Agreements - the issue and sale of the Notes will not conflict with, or result in any breach of any of the provisions of,or constitute a default under, or result in the creation or imposition of any Lien upon any of the Property of the Company pursuant to the provisions of, the Certificate of Incorporation or By-Laws of the Company, or any agreement or other instrument known to such counsel after due inquiry to which the Company is a party or by which it is bound;

          (7) Pending Litigation - there are no proceedings pending or, to the knowledge of such counsel, threatened against  or  affecting  the  Company  in any  court  or  before
any  governmental  authority  or  arbitration   board   or
tribunal which involve the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform the Note Agreement and the Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal;

           (8) Ownership by Raymond - Raymond owns and controls 100% of the issued and outstanding capital stock of the Company;

           (9) Governmental Consent, etc. - all consents, approvals or authorizations, if any, of any governmental authority required on the part of the Company in connection with the execution and delivery of the Note Agreement or the offer, issue, sale or delivery of the Notes to you have been duly obtained, and the Company has complied with any applicable provisions of law requiring any designation, declaration, filing, registration and/or qualification with any governmental authority in connection with such offer, issue, sale or delivery; and

          (10) Exempted  Offering  -  the issuance,  sale  and
delivery  of   the  Notes  under  the  circumstances  con-
templated by the Note Agreement are exempted transactions under the registration provisions of the Securities Act of 1933, as amended, and do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or compliance with any requirement of the Trust Indenture Act of 1939.

Such opinion shall also cover such other matters incident to the transactions contemplated hereby as you or your special counsel may reasonably request. With respect to matters of fact upon which such opinion is based, Coughlin & Gerhart may rely upon appropriate certificates of public officials and officers of the Company.

                                                        EXHIBIT D


        DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION


               The closing opinion of Chapman and Cutler, special counsel for you, which is called for by Section 4.1 of the Note Agreement, shall be dated the applicable Closing Date and addressed to you, shall be satisfactory in form and substance to you, and shall cover the matters referred to in paragraphs 1, 3, 6 (as to Certificate of Incorporation and By-Laws only), 9 and 10 of Exhibit C. Such opinion shall also state that based on such due investigation and inquiry as deemed relevant and appropriate, the closing opinion of Coughlin & Gerhart delivered pursuant to
Section 4.1 is satisfactory in scope and form to special counsel and that in their opinion you are justified in relying thereon, and shall cover such other matters relating to the sale of the Notes as you may reasonably request. With respect to matters of New York law, Chapman and Cutler may rely upon the opinion of Coughlin & Gerhart and with respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely upon appropriate certificates of public officials and officers of the Company.

                                                        EXHIBIT E

                     RAYMOND CORPORATION
                   Greene, New York 13778


                                        Dated as of March 1, 1987


Connecticut Mutual Life Insurance Company
140 Garden Street
Hartford,  Connecticut   06154

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111

Phoenix Mutual Life Insurance Company
One American Row
Hartford,  Connecticut   06115

C.M. Life Insurance Company
c/o Connecticut Mutual Life Insurance
    Company
140 Garden Street
Hartford,  Connecticut   06154

Gentlemen:

               At the date hereof the undersigned RAYMOND
CORPORATION, a New York corporation ("Raymond") owns and controls 100% of the Voting Stock of Raymond Leasing Corporation, a Delaware corporation (the "Company").

               Reference is hereby made to the separate Senior Note Agreements each dated as of March 1, 1987 (the "Note Agreements") between the Company and each of you, respectively, under and pursuant to which the Company proposes to issue and sell to you $20,000,000 aggregate principal amount of its 8.75% Senior Notes due March 1, 1997 (the "Notes"). The terms which are capitalized herein shall have the respective meanings set forth in the Note Agreements.

               Reference is also made to that certain Operating
Agreement dated October 10, 1986 (the "Operating Agreement") between Raymond and the Company.

               As a condition precedent to your respective purchases of portions of said Notes, all as provided in said Note
Agreements, and as part of the consideration for said purchases, Raymond hereby covenants and agrees that, so long as any Notes shall remain outstanding:

          1. Raymond will not, and will not permit the Company to, fail to observe or perform any of the terms, covenants or agreements contained in the Operating Agreement or terminate or otherwise alter any of the terms or provisions thereof;

          2. Raymond will make such purchases of capital stock or make such capital contributions as may from time to time be necessary to keep and maintain Net Worth (as defined in the Note
Agreements) of the Company in an amount not less than $10,000,000; and

          3. Raymond will deliver to you, if at the time you or your nominee holds any Note, and to each other institutional holder of the then outstanding Notes:

                      (a)  Quarterly Statements -- as soon as
          practicable after the end of the first, second and third quarterly fiscal periods in each fiscal year of Raymond, and in any event within 60 days thereafter, duplicate copies of:

                          (i) consolidated statements of financial
                     condition of Raymond and its consolidated subsidiaries as at the end of such quarter, and

                          (ii) consolidated statements of income,
                     shareholders' equity and changes in financial position and of retained earnings of Raymond and its consolidated subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by a principal financial officer of Raymond;

                    (b)  Annual Statements -- as soon as
practicable after the end of each fiscal year of Raymond, and in any event within 120 days thereafter, duplicate copies of:

                          (i) consolidated statements of financial
                     condition of Raymond and its consolidated
                     subsidiaries   at the end of such year, and

                          (ii) consolidated statements of income,
                     shareholders' equity and changes in financial position of Raymond and its consolidated subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of Ernst & Whinney or other independent certified public accountants of recognized national standing selected by Raymond, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

               (c) SEC Reports -- promptly upon their becoming available one copy of each report and any registration statement or prospectus filed by Raymond or any of its subsidiaries with any securities exchange or with the Securities and Exchange Commission or any successor agency;

               (d) Materials Sent to Stockholders -- promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by Raymond or any of its subsidiaries to stockholders generally; and

               (e) Requested Information -- with reasonable promptness, such other data and information with respect to Raymond and its subsidiaries as from time to time may be reasonably requested.

          4. Raymond will permit any of your representatives, while you or your nominee holds any Note, or the representatives of any other institutional holder of the Notes, at your or such holder's expense, to visit and inspect any of the properties of Raymond or any of its subsidiaries and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision Raymond authorizes said accountants to discuss with your representatives the finances and affairs of Raymond and its subsidiaries) all at such reasonable times and as often as may be reasonably requested.

                This agreement shall be binding upon Raymond, its successors and assigns. The provisions of this agreement are intended to be for the benefit of all holders, from time to time, of the Notes and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this agreement has been made by the original holder of any such Note or by its successor or assign.

                              Very truly yours,

                              RAYMOND CORPORATION


                              By  /s/
                                 ---------------------------------
                                 Its


(CORPORATE SEAL)


Attest:

  /s/
- ----------------------------------
           Secretary

                                                       EXHIBIT F


                SUBORDINATION PROVISIONS APPLICABLE TO
                       SUBORDINATED INDEBTEDNESS


               A.   The indebtedness evidenced by the
subordinated notes* and any renewals or extensions thereof, shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Company [here insert description of indebtedness to which Subordinated Funded Debt is Subordinated which in all events must include the Notes] (herein called "Superior Indebtedness"), in the manner and with the force and effect hereafter set forth:

               (1) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Company or its property, all principal and interest, including any interest accruing after the commencement of any such proceeding, owing on all Superior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the subordinated notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full;

               (2) In the event that the subordinated notes are declared or become due and payable because of the occurrence of any event of default hereunder (or under the agreement or Indenture, as appropriate) or otherwise than at the option of the Company, under circumstances when the foregoing clause (1) shall not be applicable, the holders of the subordinated notes shall be entitled to payments only after there shall first have been paid in full all Superior Indebtedness outstanding at the time the subordinated notes so become due and payable because of any such event, or payment shall have been provided for in a manner satisfactory to the holders of such Superior Indebtedness; and

               (3) During the continuance of any default with respect to any Superior Indebtedness, no payment of principal, premium or interest shall be made on the subordinated notes, if either (i) notice of such default in writing or by telegram has been given to the Company by any holder or holders of any Superior Indebtedness, provided that judicial proceedings shall be commenced with respect to such default within one hundred twenty (120) days thereafter, or (ii) judicial proceedings shall be pending in respect of such default.

- -----------------
* Or debentures or other designation as may be appropriate.

                B. The holder of each subordinated note
undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated note so to do any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

               C.   No right of any holder of any Superior
Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Superior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

               D. The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, (a) the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness and (b) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

               E. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holders of the subordinated notes on the other hand, and nothing herein shall impair, as between the Company and the holders of the subordinated notes, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the subordinated notes in accordance with their terms, nor shall anything herein prevent the holders of the subordinated notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Superior Indebtedness as herein provided for.